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                                                                    EXHIBIT 99.1

                       [MAXWELL TECHNOLOGIES LETTERHEAD]


                                 PRESS RELEASE


FOR IMMEDIATE RELEASE


Contact: Tracy Perry
         Vice President, Corporate Communications
         (619) 576-7547
         URL http://www.maxwell.com/


                 MAXWELL TECHNOLOGIES TO ACQUIRE UNIT OF PRIMEX
              PHYSICS INTERNATIONAL; SOLIDIFIES GLOBAL LEADERSHIP
                           IN PULSED POWER TECHNOLOGY


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          APRIL 2, 1998, SAN DIEGO, CA ... MAXWELL TECHNOLOGIES, INC.
(NMS-MXWL) announced today that it has agreed to acquire the electromagnetic systems business of Primex Physics International Co., a subsidiary of Primex Technologies, Inc. (NMS-PRMX), for $10 million in cash. The acquired business' 1997 sales were approximately $17 million. The sale, which is contingent on obtaining certain approvals, is expected to be concluded by the end of April.

          "Maxwell Technologies and Physics International are two of the world leaders in the arena of pulsed power technology and this consolidation yields a technology powerhouse in this domain," said Kenneth F. Potashner, chairman and chief executive officer of Maxwell.

          "The addition of more than 100 world-class scientists, engineers and technicians of Physics International clearly makes Maxwell Technologies the global leader in high-energy pulsed power technology. Our two companies have responded to Department of Defense and Department of Energy pulsed power and simulation business requirements for many years and we can now put our resources to use more effectively and efficiently.

          "Physics International's electromagnetic business also brings to Maxwell several innovative applications of pulsed power in varying stages of development with exciting commercial market potential. Among these are a flash x-ray system for use in ultra-high-speed non-destructive inspection, complementary technologies for use in food and water purification, a pulsed-corona device for reducing air pollutants, and a pulsed electrical energy system for separating valuable minerals from mined rock."


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          Added Walter Robertson, president and general manager of Maxwell
Technologies Systems Division, Inc.: "The acquisition of Physics International's electromagnetic business greatly expands the resources available to us and increases the division's annual revenues to close to $50 million. We believe that the larger critical mass resulting from the acquisition will enhance our bidding prospects for new programs requiring leading-edge pulsed power solutions."

          Maxwell Technologies is a leader in pulsed power technologies, providing pulsed power based systems and components for a wide range of commercial applications and research and development for both commercial customers and the U.S. government. The Company's advanced technology solutions address diverse markets such as utilities, telecommunications, medical equipment and products, food processing and packaging and transportation. The Company also offers industrial computers and subsystems, primarily to OEMs in computer telephony and other markets, and software products and services, both for government research and for various commercial applications.

          Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties, including funding levels for defense and energy programs, product development based on new technologies, applications and acceptance of new products in major markets, the impact of competitive products and pricing, the successful integration of acquired businesses, and other risks detailed from time-to-time in the Company's SEC reports, including the report on Form 10-K for year ended July 31, 1997.

          Actual results may differ materially from those projected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.


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